                                                                       EXHIBIT A

                           HMG WORLDWIDE CORPORATION

                     7% CONVERTIBLE NOTE DUE MARCH 15, 2003

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR ANY SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A) TO HMG WORLDWIDE CORPORATION (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; THE HOLDER OF THIS CERTIFICATE AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY OR ANY SECURITY ISSUED UPON CONVERSION HEREOF IS TRANSFERRED (UNLESS SUCH SECURITY IS TRANSFERRED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES
ACT) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY PROPOSED TRANSFER PURSUANT TO CLAUSES (B), (C) OR (D) ABOVE, THE COMPANY MAY REQUIRE THAT THE TRANSFEROR FURNISH IT WITH AN OPINION OF COUNSEL CONFIRMING THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", AND "UNITED STATES" HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Certificate No.                                             U.S. $
               ------                                             ---------

FOR VALUE RECEIVED, HMG WORLDWIDE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), hereby promises to pay to , or registered assigns, the principal sum of $ (or such lesser amount as a result of partial conversions of this Note as set forth on
Schedule I hereto) on March 15, 2003 (unless such date is extended as provided on the reverse hereof), and to pay interest thereon in the manner set forth on the reverse hereof from March 15, 2000 at the rate of 7% per annum until the principal hereof is paid or made available for payment. Reference is hereby made to the further provisions set forth on the reverse hereof, which provisions shall for all purposes have the same effect as if set forth in this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated:                                    HMG WORLDWIDE CORPORATION

                                          By:
                                             --------------------------------
                                          Name:   Robert V. Cuddihy, Jr.
                                          Title:  Chief Operating Officer and
                                                   Chief Financial Officer

                               - REVERSE OF NOTE -

                            HMG WORLDWIDE CORPORATION

                     7% CONVERTIBLE NOTE DUE MARCH 15, 2003

1. ISSUANCE. This Note is one of a duly authorized issue of Notes of the Company designated as its 7% Convertible Notes Due March 15, 2003 in an aggregate principal amount of $1,500,000. This Note (together with the other Notes issued as of the date of execution of this Note) amends and restates in its entirety the Notes of similar tenor originally issued by the Company dated March 15, 2000.

2. INTEREST. The Company promises to pay interest on the principal amount of this Note at the rate of 7 % per annum; provided that the applicable rate of interest on this Note will increase to 15% per annum upon the occurrence of the events described in Section 4(a) below. Interest on this Note will accrue from March 15, 2000 until payment in full of the principal amount hereof has been made or duly provided for and will be based on the actual number of days and months elapsed and computed on a 360-day year consisting of twelve 30-day months. Interest shall be payable in arrears on the earlier to occur of (i) the date of conversion to Common Stock (as defined in Section 4 below) as provided herein of all or a portion of this Note (if this Note shall be converted in part, then interest only with respect to the portion of this Note so converted shall be payable at such time) and (ii) the Maturity Date. The "Maturity Date" shall mean March 15, 2003; provided, however, that such date shall be extended by two days for each day (i) in excess of 120 days from the date of original issuance of this Note that the Registration Statement (as defined in the Registration Rights Agreement entered into on the date of original issuance of the Notes between the Company and the original purchasers of the Notes) is not declared effective and (ii) subsequent to which the Registration Statement is declared effective that the Holder is unable to sell Common Stock pursuant to the Registration Statement. Interest on this Note is payable to the holder of this Note registered on the books of the Company (the "Holder") at the option of the Company in the form of either (i) such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or (ii) the number of full shares of Common Stock which the amount of interest payable would entitle the Holder to acquire based upon a price per share equal to the Conversion Price (as defined in Section 4 below). The Company shall notify the Holder in writing within one (1) business day of the date Notice of Conversion (as hereinafter defined) by the Holder is received by the Company or five (5) business days prior to the Maturity Date, as applicable, of the form in which the Company elects to pay accrued interest. In the event the Company fails to timely provide such notice, payments of interest shall be in Common Stock.

3. PRINCIPAL. On the Maturity Date, upon surrender of this Note by the Holder to the Company, the Company shall pay to the Holder the outstanding principal amount hereof in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, together with accrued interest on such outstanding principal amount as set forth in Section 2 above.



                                      -A2-

                            HMG WORLDWIDE CORPORATION

                     7% CONVERTIBLE NOTE DUE MARCH 15, 2003




4. CONVERSION.

         (a) Conversion Price; Amount; Maximum Share Issuance. Subject to this
Section 4, the Holder of this Note has the right to convert this Note, in whole or from time to time in part, into shares of common stock, par value $.01 per share, of the Company (the "Common Stock"). The price at which the Holder may convert this Note (or any portion thereof) into shares of Common Stock (the "Conversion Price") shall be the lesser of (i) $9.60 (the "Maximum Conversion Price") and (ii) the average of the two lowest Closing Prices (as defined below) of the Common Stock during the 30 trading days preceding (but excluding) the Date of Conversion (as defined below) (the "Variable Conversion Price"). The "Closing Price" with respect to the per share price of Common Stock on any day means the last reported bid price regular way on Nasdaq Small Cap Market (or the Nasdaq National Market, the New York Stock Exchange or American Stock Exchange in the event any such market or exchange constitutes the principal market on which the Common Stock is quoted or listed or admitted to trading) (such four markets and exchanges, the "Approved Markets") or, if not quoted or listed or admitted to trading on any such market or exchange, the closing bid price in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose. In lieu of any fractional share of Common Stock to which the Holder would otherwise be entitled upon conversion of this Note (or portion thereof), the number of shares of Common Stock issuable upon conversion of this Note shall be rounded up to the nearest whole number. In the case of a dispute as to the calculation of the Conversion Price, the Holder's calculation shall be deemed conclusive absent manifest error.

         The maximum number of shares of Common Stock (the "Maximum Share Issuance") issuable upon conversion of all or any portion of the Notes (including shares of Common Stock that (x) the Company elects to issue in payment of interest as provided in Section 2 hereof and (y) the Holder elects to receive in the form of Common Stock, if any, pursuant to the Registration Rights Agreement (as defined below) is 2,595,000 (subject to adjustment for stock splits, stock dividends, reclassification or other similar events). In the event there is more than one Holder of Notes, the unused portion of the Maximum Share Issuance shall be allocated on a pro rata basis among the Holders based upon the aggregate outstanding principal amount of Notes. As of the date on which the Maximum Share Issuance has occurred in respect of a Holder's entire position of Notes (and, accordingly, such Holder is unable to convert its remaining principal amount of the Notes held by such Holder), the interest rate shall permanently increase to 15% per annum and shall be payable in arrears in cash on the last calendar day of each subsequent month (regardless of whether the allocable Maximum Share Issuance applicable to such Holder's Notes subsequently increases as a result of conversions by other Holders or otherwise).



                                      -A3-

                            HMG WORLDWIDE CORPORATION

                     7% CONVERTIBLE NOTE DUE MARCH 15, 2003



         Notwithstanding any other provision of this Section 4, as of any date prior to the Maturity Date, the aggregate number of shares of Common Stock into which this Note, all other Notes and all other securities convertible into Common Stock held by the Holder of this Note and its affiliates shall be convertible, together with the shares of Common Stock then beneficially owned (as defined in the U.S. Securities Exchange Act of 1934, as amended) by such Holder and its affiliates (excluding shares of Common Stock otherwise deemed beneficially owned as a result of the convertibility of the Notes and other securities convertible into Common Stock held by the Holder or its affiliates), shall not exceed 4.9% of the total outstanding shares of Common Stock as of such date. In addition, notwithstanding any other provision of this Section 4, during any consecutive 61- day period no Holder (together with its affiliates) may (x) convert its Notes and other securities convertible into Common Stock into a number of shares of Common Stock exceeding 9.9% of the Corporation's issued and outstanding shares of Common Stock as of the first day of such 61-day period or sell shares of Common Stock (whether acquired upon conversion of the Notes or other securities convertible into Common Stock or otherwise in excess of 9.9% of the Company's issued and outstanding shares of Common Stock as of the first day of such 61-day period) (the "9.9% Limitation"). Notwithstanding any other provision of this Notes, the foregoing limitations on conversion may not be waived, amended or modified. The Company shall have no obligation to monitor compliance with the foregoing limitations on conversion.

         (b) Mechanics of Conversion. To convert this Note (or a portion thereof) the Holder must (i) complete and sign the Notice of Conversion set forth as Exhibit A to this Note (the "Notice of Conversion") and deliver the Notice of Conversion to the Company as herein provided and (ii) on or prior to the date on which delivery of Common Stock is required to be made hereunder, (x) deliver this Note, duly endorsed, to the Company and (y) pay any transfer or similar tax if required. The Holder shall surrender this Note and the Notice of Conversion to the Company (with an advance copy by facsimile of the Notice of Conversion). The date on which Notice of Conversion is given (the "Date of Conversion") shall be deemed to be the date of receipt by the Company of the facsimile of the Notice of Conversion, provided that this Note is received by the Company within five (5) business days thereafter. The Company shall not be obligated to cause the transfer agent for the Common Stock (the "Transfer Agent") to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either this Note has been received by the Company or, if this Note has been lost, stolen or destroyed, the Holder executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with this Note.

         The Company shall cause the Transfer Agent with respect to its Common Stock, which Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities



                                      -A4-

                            HMG WORLDWIDE CORPORATION

                     7% CONVERTIBLE NOTE DUE MARCH 15, 2003


Transfer ("FAST") program, to electronically transmit the shares of Common Stock issuable to the Holder upon conversion of this Note by crediting the account of the Holder's prime broker with DTC through DTC's Deposit Withdrawal Agent Commission ("DWAC") system, within three (3) business days after delivery to the Company of this Note to the Holder. In the event the Holder otherwise elects in writing, however, the Company shall cause the Transfer Agent to issue and deliver (within such three (3) business day period) at the address of the Holder on the books of the Company, as contemplated by the Securities Purchase Agreement or as otherwise directed pursuant to the Notice of Conversion, a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled as aforesaid. In the event the Company fails to complete such delivery as aforesaid, it shall be responsible for actual damages incurred by the Holder as a result thereof. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Notwithstanding that the Holder is required to deliver this Note, duly endorsed, within five (5) business days after the Date of Conversion, if this Note is not received by the Company within ten (10) business days after the Date of Conversion, the Notice of Conversion shall become null and void. Notwithstanding the foregoing, in the event, the Holder delivers to the Company a Notice of Conversion with respect to all or a portion of this Note, which Notice of Conversion specifies a Conversion Price of less than $2.50 (subject to adjustment in the same manner that the Maximum Conversion Price is subject to adjustment pursuant to Section 4(d) hereof), the period for the Company to cause the Transfer Agent to comply with the foregoing requirements of this paragraph shall be extended to the later to occur of (a) three (3) business days after delivery to the Company of this Note or (b) three
(3) business days after the expiration of the two business day period contemplated by Section 13 hereof during which the Company shall have the right to give notice of its election to redeem the portion of this Note with respect to which such Notice of Conversion has been given; provided, however, that, in the event following the giving of such notice of the Company's election to redeem the portion of this Note with respect to which such Notice of Conversion has been given, the Holder (as contemplated by such Section 13) gives timely written notice of the Holder's election to convert such portion of this Note at a Conversion Price of $2.50 (subject to adjustment in the same manner that the Maximum Conversion Price is subject to adjustment pursuant to Section 4(d) hereof), the period for the Company to cause the Transfer Agent to comply with the foregoing requirements of this paragraph shall be extended to the later to occur of (a) three (3) business days after delivery to the Company of this Note or (b) three (3) business days after the delivery to the Company of such written notice of the Holder to so convert.

         Following conversion of this Note, or a portion thereof, the principal, together with the interest payable on this Note, or portion thereof so converted, will be deemed paid in full and satisfied, and such Note or portion thereof will no longer be outstanding. In the event this Note is



                                      -A5-

                            HMG WORLDWIDE CORPORATION

                     7% CONVERTIBLE NOTE DUE MARCH 15, 2003


converted in part, the Company will issue to the Holder a new Note in a principal amount equal to the portion of this Note not converted or shall endorse this Note to reflect such conversion.

         (c) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, or both, solely for the purpose of effecting the conversion of this Note, a number of shares of Common Stock equal to the Maximum Share Issuance.

         (d) Adjustment to Fixed Conversion Price and the Variable Conversion Price.

                  (i) If, prior to the conversion of the entire principal amount of this Note, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend of shares of Common Stock or other shares of capital stock, reclassification or other similar event, the Maximum Conversion Price, and if applicable, the Variable Conversion Price (together, the "Conversion Prices") shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares or other similar event, the Conversion Prices shall be proportionately increased, in each case, such that the Holder of this Note will have the right to receive upon conversion of this Note the number of shares of Common Stock (or other shares of Capital Stock) of the Company (notwithstanding the limitation set forth in the third paragraph of Section 4(a)) which such Holder would have been entitled to receive had the Holder converted this Note immediately prior to such action.

                  (ii) If, prior to the conversion of the entire principal amount of this Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event (a "Conversion Reclassification Event"), as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the Company or the same or another class or classes of stock or securities of the Company or another entity, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and the terms and conditions specified herein, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore receivable upon the conversion of this Note (irrespective of the limitations set forth in Section 4(a)) had such Conversion Reclassification Event not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note such that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of this Note) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion of this Note. The Company shall not effect any Conversion Reclassification Event unless the resulting successor or acquiring entity (if not the



                                      -A6-

                            HMG WORLDWIDE CORPORATION

                     7% CONVERTIBLE NOTE DUE MARCH 15, 2003



Company) assumes by written instrument the obligation to deliver to the Holder of this Note such shares of stock and/or securities as the Holder of this Note is entitled to receive upon conversion in accordance with the foregoing.

                  (iii) In addition to the adjustments set forth above, if the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase securities other than Common Stock, then the Conversion Prices shall be adjusted in such a manner as shall be agreed to by the Company and the Holder as shall fairly preserve the economic rights and benefits of the Holder as contemplated by this Note. In the event that within 15 days of any such event, the Company and the Holder do not reach an agreement as to the appropriate adjustment, the Company shall retain, and pay for, a nationally recognized investment bank or accounting firm to determine the appropriate adjustment as soon as possible, but in any event not later than 45 days from the date of such event.

                  No adjustment shall be required for cash dividends or distributions except to the extent that any such cash dividend or distribution made on any date would, upon payment, cause the aggregate fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive) of all such dividends and distributions which have occurred on such date and during the 365-day period immediately preceding such date (other than any dividends or distributions in respect of which an adjustment to the Conversion Prices pursuant to this Section 4(d) had previously been made) exceed the product of (x) .20 times (y) the Closing Price on the record date for such most recent dividend or distribution times (z) the number of shares of Common Stock outstanding on such date.

                  (iv) In the event that the Company shall at any time after the date of the issuance of this Note (A) issue shares of Common Stock without consideration (other than in the form of a dividend) or at a price per share less than the Closing Price on the date of issue, (B) issue options, rights or warrants to subscribe for or purchase Common Stock (or securities convertible into Common Stock) without consideration or at a price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the Closing Price of the Common Stock on the date of issue (other than options issued to employees pursuant to stock option plans in effect as of the date of original issuance of the Notes) or (C) securities convertible into Common Stock having a conversion price less than the Closing Price of the Common Stock on the date of conversion, the Conversion Prices to be in effect after the date of such issuance shall be adjusted by multiplying the Conversion Prices in effect immediately prior to the date of any such issuances referenced above by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of such issuance plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be issued (or the aggregate initial



                                      -A7-

                            HMG WORLDWIDE CORPORATION

                     7% CONVERTIBLE NOTE DUE MARCH 15, 2003


conversion price of the convertible securities so to be issued) would purchase at the Closing Price on the date of such issue and of which the denominator shall be the number of shares of Common Stock outstanding on the date of such issuance plus the number of additional shares of Common Stock to be issued (or into which the convertible securities so to be issued are initially convertible). In case the subscription price for such securities may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive. Such adjustment shall be made successively whenever the date of such issuance is fixed and, in the event that such shares or option, rights or warrants (or portions thereof) expire without being issued, the Conversion Price shall again be adjusted to reflect such occurrence.

                  (v) Adjustments to the Maximum Conversion Price pursuant to this Section 4 shall be permanent. Adjustment to the Variable Conversion Price pursuant to this Section 4 shall be made only to the extent an event requiring adjustment occurs during the period that the Variable Conversion Price is required to be calculated to determine the Conversion Price by making adjustments to the applicable Closing Prices within such period.

                  (vi) If any adjustment under this Section 4(d) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

5. RANKING. The Notes constitute senior unsecured indebtedness of the Company, rank pari passu in right of payment with other unsubordinated and unsecured indebtedness of the Company and rank senior in right of payment to all subordinated indebtedness of the Company.

6. REGISTERED HOLDER. The Company may for all purposes treat the registered holders on its books and records of this Note as the Holder.

7. DENOMINATIONS. Notes (and any Note issued in exchange, upon transfer or upon conversion) may be issued in a minimum principal amount of $100,000 (or such lesser amount upon a conversion in part of a Note provided such lesser amount represents such Holder's entire holding of Notes).

8. EVENTS OF DEFAULT.

         (a)  An "Event of Default" under this Note occurs if:



                                      -A8-

                            HMG WORLDWIDE CORPORATION

                     7% CONVERTIBLE NOTE DUE MARCH 15, 2003


                  (1) the Company defaults in effecting a conversion of this
Note in accordance with the provisions hereof and such default continues for a period of 10 days;

                  (2) the Company defaults in the payment of the principal of or interest on this Note when the same becomes due and payable, including without limitation, pursuant to Section 13 hereof;

                  (3) the Company fails to comply in any material respect with any of its agreements in this Note or the provisions of the Securities Purchase Agreement (the "Securities Purchase Agreement") or the Registration Rights Agreement, each dated as of the date of the original issuance of this Note between the Company and the original Holder of this Note (other than those referred to in clauses (1) and (2) above), and such failure continues for 30 days after the notice specified below;

                  (4) indebtedness of the Company or any subsidiary is not paid within any applicable grace period after maturity or is accelerated by the holders thereof because of a default, the total amount of such indebtedness unpaid or accelerated exceeds $1,000,000 and such default continues for 10 days after the notice specified below;

                  (5) the Company or any subsidiary pursuant to or within the meaning of any federal or state bankruptcy, insolvency or other law for the relief of debtors ("Bankruptcy Law"):

                           (A) commences a voluntary case or proceeding;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case or proceeding;

                           (C) consents to the appointment of any receiver,
                  trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law (a "Custodian") of it or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of its
                  creditors;

or takes any comparable action under any foreign laws relating to insolvency;

                  (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:



                                      -A9-

                            HMG WORLDWIDE CORPORATION

                     7% CONVERTIBLE NOTE DUE MARCH 15, 2003



                           (A) is for relief against the Company or any
                  subsidiary in an involuntary case or proceeding;

                           (B) appoints a Custodian of the Company or any
                  subsidiary or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of the
                  Company or any subsidiary;

or similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                  (7) the Common Stock (including, subsequent to the effectiveness of the initial Registration Statement pursuant to the Registration Rights Agreement, the shares of Common Stock issuable upon conversion of the Notes) is not quoted or listed or admitted to trading on an Approved Market;

                  (8) a going private transaction under Rule 13e-3 under the Exchange Act or a tender offer by the Company under Rule 13e-4 under the Exchange Act is announced; or

                  (9) any final judgment or decree for the payment of money in excess of $1,000,000 (to the extent not covered by insurance) is rendered against the Company or any subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (B), such default continues for 10 days after the notice specified below.

         The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         A default under clause (3), (4), (7), (8) or (9) above is not an Event of Default until the Holder of this Note notifies the Company of such default and the Company does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a "Notice of Default".



                                      -A10-

                            HMG WORLDWIDE CORPORATION

                     7% CONVERTIBLE NOTE DUE MARCH 15, 2003


         The Company shall deliver to the Holder of this Note, within 30 days after the occurrence thereof, written notice of any event which with the giving of notice, the lapse of time or both would become an Event of Default under clause (3), (4), (7), (8) or (9) above, its status and what action the Company is taking or proposes to take with respect thereto.

         (b) If an Event of Default (other than an Event of Default specified in clauses (5) or (6) above) occurs and is continuing, the Holder of this Note may declare the principal of and accrued interest on this Note to be immediately due and payable and upon such declaration, an amount equal to 115% of such principal and interest shall be due and payable immediately. If an Event of Default specified in clauses (5) or (6) above occurs, the principal of and interest on this Note shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder of this Note.

9. NO AMENDMENT. No provision of this Note may be amended, altered or modified without the written agreement of the Holder and the Company.

10. NO VOTING RIGHTS. This Note shall not entitle the Holder hereof to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to attend any meetings of stockholders or any other proceedings of the Company.

11. LOST OR DESTROYED NOTE. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Company.

12. CHANGE OF CONTROL. Upon the notice or occurrence of, or announcement of the Company's intent (or a third party's or parties' intent in the case of Change of Control Transaction of the type set forth in clause (iii) of the definition of a Change of Control Transaction) to engage in, a Change of Control Transaction, then, this Note shall thereupon be convertible in full, notwithstanding the limitations set forth in Section 4 hereof; provided that a holder's ability to convert this Note shall cease three (3) trading days prior to the consummation of a Change of Control Transaction of the type set forth in clauses (i) and (ii) of the definition thereof. In addition, upon either the notice of, or the announcement of the Company's intent to engage in, a Change of Control Transaction (of the type set forth in clauses (i) and (ii) of the definition thereof), shall have the right, up to and including the third trading day prior to the date of effectiveness of such Change of Control



                                      -A11-

                            HMG WORLDWIDE CORPORATION

                     7% CONVERTIBLE NOTE DUE MARCH 15, 2003


Transaction, to elect redemption by the Company of this Note at a redemption price equal to 125% of the principal amount thereof, plus accrued interest, which redemption, in the case of such Change of Control Transaction, shall be conditioned upon and shall be effective immediately prior to consummation of such Change of Control Transaction. If the Holder does not make such an election, this Note shall be deemed automatically converted into shares of Common Stock immediately prior to the consummation of such Change of Control Transaction, and the holder shall receive the same consideration that a holder of Common Stock is entitled to receive in connection with such Change of Control Transaction.

         A "Change of Control Transaction" shall mean, (i) the sale, conveyance or disposition of all or substantially all of the assets of the Company, (ii) a consolidation or merger of the Company with or into any other "Person" (whether or not the Company is the surviving Person, but other than a merger or consolidation whereby the stockholders of the Company immediately preceding the merger or consolidation continue to own greater than 50% of the voting power of the capital stock of the surviving Person in such merger or consolidation that is normally entitled to vote in the election of directors, managers or trustees, as applicable) or, (iii) any Person or any "group" (as such term is used in
Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), becomes the beneficial owner or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power of the capital stock of the Company normally entitled to vote in the election of directors of the Company (other than (A) any group that held such voting power as of the date of original issuance of this Note, or (B) any group that holds such voting power subsequent to the date or original issuance of this Note, provided that the persons that constitute such group include the majority of the members of, and at least 50% of the voting power held by, a group referenced in clause (A)). The Company shall promptly mail written notice of either the occurrence of, or the announcement of the Company's intent to engage in, a Change of Control Transaction (with a copy sent by facsimile), but in any event such notice (other than, if applicable, in the case of a Change of Control Transaction of the type set forth in clause (iii)) shall not be given less than twenty (20) days prior to the effective date of such Change of Control Transaction to the Holder.

13. REDEMPTION AT THE OPTION OF THE COMPANY. At any time after the date of original issuance of the Notes, upon delivery by the Holder to the Company of a Notice of Conversion with respect to all or a portion of this Note, which Notice of Conversion specifies a Conversion Price of less than $2.50 (subject to adjustment in the same manner that the Maximum Conversion Price is subject to adjustment pursuant to Section 4(d) hereof), the Company shall have the right, provided that written notice is given to the Holder by the close of business on the second business day following the receipt by the Company of such Notice of Conversion, to redeem the entire principal amount of this Note with respect to which such Notice of Conversion was so received, provided that



                                      -A12-

                            HMG WORLDWIDE CORPORATION

                     7% CONVERTIBLE NOTE DUE MARCH 15, 2003


(i) the Holder shall not have elected, by written notice given by the Holder to the Company by the close of business on the third business day after having received timely notice of the Company's election to redeem the portion of this Note with respect to which such Notice of Conversion was so received, to convert such portion of this Note at a Conversion Price of $2.50 (subject to adjustment in the same manner that the Maximum Conversion Price is subject to adjustment pursuant to Section 4(d) hereof), (ii) no Event of Default (or event which upon the giving of notice, passage of time or both would constitute an Event of Default) under the Notes shall have occurred and be continuing as of each of the date of notice of redemption and date of redemption; (iii) neither such notice of redemption nor the redemption shall constitute an Event of Default (or event which upon the giving of notice, passage of time or both would constitute an Event of Default) under the Notes; and (iv) as of each of the date of notice of redemption and the date of redemption, the Company shall be Solvent (as defined in the Securities Purchase Agreement) and neither of such notice of redemption nor such redemption shall result in the Company no longer being Solvent. The redemption price payable by the Company shall be an amount in cash equal to 110% of the aggregate principal amount of, plus accrued and unpaid interest on, the portion of the Note being redeemed through the date of redemption and shall be payable, no later than 21 calendar days following the date of receipt by the Company of the applicable Notice of Conversion.

14. GOVERNING LAW. This Note shall be governed by, enforced under and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

15. BUSINESS DAY DEFINITION. For purposes hereof, the term "business day" shall mean any day on which banks are generally open for business in the City of New York.

16. NOTICE. Any notice or other communication required or permitted to be given hereunder shall be given as provided herein or delivered against receipt if to
(i) the Company at 475 Tenth Avenue, New York, New York 10018-1199; Facsimile
No.: 212-564-3395, Attention: Chief Financial Officer and (ii) the Holder of this Note, to such Holder at its last address as shown on the Note register (or to such other address as any such party shall have furnished to the Company in writing). Any notice or other communication mailed or otherwise delivered shall be deemed given at the time of receipt thereof.



                                      -A13-

                            HMG WORLDWIDE CORPORATION

                     7% CONVERTIBLE NOTE DUE MARCH 15, 2003


17. WAIVER.

         (a) The Company hereby waives presentment for payment, notice of dishonor, protest and notice of protest and, in the event of default hereunder, the Company agrees to pay all costs of collection, including reasonable attorneys' fees.

         (b) Any waiver by the Company or the Holder hereof of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder hereof to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

18. UNENFORCEABLE PROVISIONS. If any provision of this Note is invalid, illegal or unenforceable, the remaining provisions of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.



                                      -A14-

                            HMG WORLDWIDE CORPORATION

                     7% CONVERTIBLE NOTE DUE MARCH 15, 2003




                                                                      SCHEDULE I


                   REDUCTION OF PRINCIPAL AMOUNT ON CONVERSION

         The following reductions of the principal amount of this Note upon partial conversions thereof have been made:

                                        Principal                                                 Notation Made
                                        Amount of              Aggregate Principal               by or on Behalf
Date of Conversion                      Reduction               Amount resulting                   of Company
------------------                      ---------               ----------------                   ----------

---------                               ---------                  ---------                        ---------

---------                               ---------                  ---------                        ---------

---------                               ---------                  ---------                        ---------

---------                               ---------                  ---------                        ---------

---------                               ---------                  ---------                        ---------

---------                               ---------                  ---------                        ---------

---------                               ---------                  ---------                        ---------

---------                               ---------                  ---------                        ---------

---------                               ---------                  ---------                        ---------

---------                               ---------                  ---------                        ---------







                                     -A15-

                HMG WORLDWIDE CORPORATION - NOTICE OF CONVERSION

                     7% CONVERTIBLE NOTE DUE MARCH 15, 2003

 (To be executed by the Holders in order to convert the Note or portion thereof)

The undersigned hereby irrevocably elects to convert [the entire principal amount] [$ principal amount] of Note No. into shares of Common Stock, $.01 par value (the "Common Stock"), of HMG Worldwide Corporation (the "Company") as of the Date of Conversion (which shall be the first date of receipt by the Company of this Notice of Conversion, whether by facsimile or otherwise). If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates as reasonably requested by the Company or its Transfer Agent. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Note shall be made pursuant to registration under the Securities Act or in compliance with an exemption from registration under the Securities Act. The undersigned also represents and warrants that the number of shares of Common Stock to be received upon conversion, together with the shares of Common Stock beneficially owned by the undersigned (and its affiliates) on the Date of Conversion (excluding shares of Common Stock otherwise deemed beneficially owned as a result of the convertibility of such Notes held by the undersigned a its affiliates), do not exceed 4.9% of the outstanding shares of Common Stock of the Company (as set forth in the Company's most recent filing with the Securities and Exchange Commission unless the Company shall notify the Holder that a greater or lesser number of shares is outstanding).

If the stock certificate is to be made out in another person's name, fill in the form below:

------------------------

------------------------

------------------------
(Print or type other person's name, address and zip code)

------------------------
(Insert assignee's U.S. social security or tax identification number, if any)

Conversion calculations:
                                                     ------------------------
                                                     Date of Conversion

                                                     ------------------------
                                                     Applicable Conversion Price

                                                     $
----------                                           ------------------------
Total number of shares                               Accrued Interest
(assuming interest payable
 in shares of Common Stock)                          [Name of Holder]

                                                      By:
                                                         -----------------------
                                                          Name:
                                                          Title:




                                     -A16-

                            HMG WORLDWIDE CORPORATION

                     7% CONVERTIBLE NOTE DUE MARCH 15, 2003




================================================================================

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to


--------------------------------
(Print or type assignee's name, address and zip code)


--------------------------------

--------------------------------

--------------------------------

--------------------------------



       (Insert assignee's social security or tax identification number, if any)

and irrevocably appoint__________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
     --------                                         --------------------------
                                                      (Sign exactly as your name
                                                        appears on the face of
                                                               this Note)



                                     -A17-